Exhibit 99.1

Permex Petroleum Commences its Drilling Operations

Company Announces Spudding of PPC Eoff #3 Well

Vancouver, British Columbia, September 28th, 2022 – Permex Petroleum Corporation (CSE: OIL) (OTCQB: OILCF) (FSE: 75P) (“Permex” or the “Company”), a junior oil and gas company, is pleased to announce that the Company has started drilling on its Breedlove Field Prospect located in Martin County, Texas.

The PPC Eoff #3 well, operated by Permex Petroleum, is the first well to be drilled on the 7,780 gross acre Breedlove oil field. Two initial wells have been permitted and are expected to be drilled and completed on the property in the short term.

Permex Petroleum President and CEO Mehran Ehsan stated, “This makes for a transformative step towards the Company’s next phase of growth and scalability. We are excited to not only have started the drilling program, but to aggressively take advantage of the current high price environment and move the Company towards a cash-flow positive position.”

Drilling of the first well commenced on Wednesday, September 14, 2022, with a possible lateral conversion to follow upon successful mud logging and various zone tests. The drilling and completion of the vertical well will take approximately 60 days and for the horizontal well 90 days.

About Permex Petroleum Corporation

Permex Petroleum (CSE: OIL) (OTCQB: OILCF) (FSE: 75P) is a uniquely positioned junior oil & gas company with assets and operations across the Permian Basin of West Texas and the Delaware Sub-Basin of New Mexico. The Company focuses on combining its low-cost development of Held by Production assets for sustainable growth with its current and future Blue-Sky projects for scale growth. The Company, through its wholly owned subsidiary, Permex Petroleum US Corporation, is a licensed operator in both states, and owns and operates on private, state and federal land. For more information, please visit www.permexpetroleum.com.

CONTACT INFORMATION

Permex Petroleum Corporation

Mehran Ehsan

President, Chief Executive Officer & Director

(469) 804-1306

Greg Montgomery

CFO, Corporate Secretary & Director

(469) 804-1306

Or for Investor Relations, please contact:

Dave Gentry

OILCF@redchip.com

CAUTIONARY DISCLAIMER STATEMENT:

The Canadian Securities Exchange has neither approved nor disapproved the contents of this press release.

Forward-Looking Statements

This news release includes certain statements and information that may constitute forward-looking information within the meaning of applicable Canadian securities laws. Forward-looking statements relate to future events or future performance and reflect the expectations or beliefs of management of the Company regarding future events. Generally, forward-looking statements and information can be identified by the use of forward-looking terminology such as “intends”, “expects” or “anticipates”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would” or will “potentially” or “likely” occur. This information and these statements, referred to herein as “forward-looking statements”, are not historical facts, are made as of the date of this news release and include without limitation, statements regarding Permex’s expectations of entering into a growth phase in relation to its business and drilling programs; the market opportunity in the oil and gas industry; Permex’s future plans to bring additional shut-in wells online, and the deployment of the Company’s capital.

In addition, forward-looking statements or information are based on a number of material factors, expectations or assumptions of Permex which have been used to develop such statements and information but which may prove to be incorrect. Although Permex believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because Permex can give no assurance that such expectations will prove to be correct. In addition to other factors and assumptions which may be identified herein, assumptions have been made regarding, among other things: that Permex will continue to conduct its operations in a manner consistent with past operations; continued performance from existing wells; the continued and timely development of infrastructure in areas of new production; the accuracy of the estimates of Permex’s reserve volumes; certain commodity price and other cost assumptions; continued availability of debt and equity financing and cash flow to fund Permex’s current and future plans and expenditures; the impact of increasing competition; the general stability of the economic and political environment in which Permex operates; the general continuance of current industry conditions; the timely receipt of any required regulatory approvals; the ability of Permex to obtain qualified staff, equipment and services in a timely and cost efficient manner; the ability of Permex to obtain financing on acceptable terms; field production rates and decline rates; the ability to replace and expand oil and natural gas reserves through acquisition, development and exploration; future commodity prices; currency, exchange and interest rates; regulatory framework regarding royalties, taxes and environmental matters in the jurisdictions in which Permex operates; and the ability of Permex to successfully market its oil and natural gas products.

Although management of the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements or forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements and information. Readers are cautioned that reliance on such information may not be appropriate for other purposes. The Company does not undertake to update any forward-looking statement, forward-looking information or financial outlook that are incorporated by reference herein, except in accordance with applicable securities laws. We seek safe harbor.